Exhibit 99.1

Steel Partners and Steel Connect close Exchange Transaction

NEW YORK, NY – May 1, 2023 – Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company (“Steel Partners”) and Steel Connect, Inc. (NASDAQ: STCN) (“Steel Connect”) today announced that Steel Partners and certain of its affiliates (the “Steel Partners Group”) have transferred certain marketable securities held by the Steel Partners Group to Steel Connect in exchange for 3.5 million shares of Series E Convertible Preferred Stock of Steel Connect (the “Preferred Stock”, and, such transfer and related transactions, the “Transaction”). Upon approval by the Steel Connect stockholders pursuant to NASDAQ Marketplace Rules, the Preferred Stock will be convertible into an aggregate of 184,891,318 shares of Steel Connect common stock, and will vote together with the Steel Connect common stock and participate in any dividends paid on the Steel Connect common stock, in each case on an as-converted basis. Upon conversion of the Preferred Stock, the Steel Partners Group would hold approximately 85.12% of the outstanding equity interests of Steel Connect. Steel Partners and certain of its affiliates which currently hold more than 50% of the voting power in Steel Connect have agreed to vote in favor of the stockholder proposal relating to the Preferred Stock.

The purpose of the Transaction is to provide Steel Connect with access to approximately $200 million of new capital which will be used for working capital, complementary and strategic acquisitions and general corporate purposes.

Steel Connect and Steel Partners also entered into a Stockholders’ Agreement on April 30, 2023 that includes, among other things, provisions relating to certain governance and voting matters following the closing of the Transaction.

Steel Connect will call a stockholders’ meeting to consider and vote upon the rights of the Preferred Stock to vote and receive dividends together with the Steel Connect common stock on an as-converted basis and the issuance of Steel Connect common stock upon conversion of the Preferred Stock by the holders at their option (the “Stockholder Proposal”).

Steel Connect’s Board of Directors, acting on the unanimous recommendation of the Strategic Planning Committee of the Board of Directors, approved the Transaction. The Steel Connect Board initiated a strategic alternatives process in January 2023 with the formation of a Strategic Planning Committee, comprised solely of independent and disinterested members of the Board. After careful consideration, the Strategic Planning Committee unanimously determined that the Transaction is in the best interests of Steel Connect and its stockholders. The Strategic Planning Committee exclusively negotiated the terms of the Transaction with Steel Partners, with the assistance of its independent legal counsel and financial advisor.

Additional information regarding the securities described above and the terms of the Transaction are included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”).

The Preferred Stock, and shares of common stock into which the shares of Preferred Stock are convertible, are being issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Advisors

Houlihan Lokey is serving as the financial advisor to the Strategic Planning Committee of Steel Connect, and Imperial Capital is serving as the financial advisor to Steel Partners. Dentons US LLP is serving as legal counsel to the Strategic Planning Committee and White & Case LLP is serving as legal counsel to Steel Connect. Greenberg Traurig, LLP is serving as legal counsel to Steel Partners.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company whose wholly-owned subsidiary, ModusLink Corporation, serves the supply chain management markets.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of obtaining approval of the Stockholder Proposal (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE STOCKHOLDER APPROVAL OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 590 Madison Avenue, 32nd Floor, New York, New York 10022 or by calling (212) 520-2300.

Participants in the Solicitation

Steel Connect and its directors, executive officers and certain other members of management and employees of Steel Connect may be deemed to be “participants” in the solicitation of proxies from the stockholders of Steel Connect in connection with the Stockholder Approval. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Steel Connect in connection with the Stockholder Approval, which may be different than those of Steel Connect’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Steel Connect and its directors and executive officers and their ownership of Steel Connect’s Common Stock in Steel Connect’s Annual Report on Form 10-K, filed with the SEC on November 9, 2022, and amended on November 28, 2022, and additional information about the ownership of Steel Connect’s Common Stock by Steel Connect’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

This communication contains certain forward-looking statements that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Steel Connect, Steel Partners and the Transaction. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the exchange agreement entered into in connection with the Transaction; (ii) the inability to complete the Transaction due to the failure to satisfy the conditions to completion of the Transaction; (iii) the value of the marketable securities being exchanged and the ability of Steel Connect to use such additional capital to satisfy its working capital needs and to implement its strategic objectives or and (iii) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Steel Partners and Steel Connect and others relating to the Transaction. Consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, neither Steel Partners nor Steel Connect assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Contacts

Jennifer Golembeske

212-520-2300